                                                                    EXHIBIT 99.1

           ATTRIBUTED FINANCIAL INFORMATION FOR TRACKING STOCK GROUPS

    Our Liberty Interactive common stock is intended to reflect the separate performance of our Interactive Group which is comprised of our businesses engaged in video and on-line commerce, including our subsidiaries, QVC, Inc., Provide Commerce, Inc., BuySeasons, Inc. and Backcountry.com, Inc. and our interests in IAC/InterActiveCorp and Expedia, Inc. Our Liberty Capital common stock is intended to reflect the separate performance of our Capital Group which is comprised of all of our assets and businesses not attributed to the Interactive Group.

    The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the six months ended June 30, 2007 and 2006. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group and the Capital Group, respectively. The financial information should be read in conjunction with our unaudited condensed consolidated financial statements for the three and six months ended June 30, 2007 included in this Quarterly Report on Form 10-Q. The attributed financial information presented in the tables has been prepared assuming the Restructuring had been completed as of January 1, 2006.

    Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group and the Capital Group, our tracking stock structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries are each responsible for our respective liabilities. Holders of Liberty Interactive common stock and Liberty Capital common stock are holders of our common stock and are subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive common stock and Liberty Capital common stock does not affect the rights of our creditors or creditors of our subsidiaries.

                       SUMMARY ATTRIBUTED FINANCIAL DATA

INTERACTIVE GROUP

                                                              JUNE 30,    DECEMBER 31,
                                                                2007          2006
                                                              ---------   -------------
                                                                 AMOUNTS IN MILLIONS
SUMMARY BALANCE SHEET DATA:
Current assets..............................................   $ 2,683        2,984
Cost investments............................................   $ 2,606        2,572
Equity investments..........................................   $ 1,279        1,358
Total assets................................................   $19,552       19,820
Long-term debt, including current portion...................   $ 6,841        6,383
Deferred income tax liabilities.............................   $ 2,961        3,057
Attributed net assets.......................................   $ 8,315        8,561

                                                                 THREE MONTHS           SIX MONTHS
                                                                     ENDED                 ENDED
                                                                   JUNE 30,              JUNE 30,
                                                              -------------------   -------------------
                                                                2007       2006       2007       2006
                                                              --------   --------   --------   --------
                                                                         AMOUNTS IN MILLIONS
SUMMARY OPERATIONS DATA:
Revenue.....................................................  $ 1,791      1,715      3,562      3,323
Cost of sales...............................................   (1,112)    (1,054)    (2,222)    (2,054)
Operating expenses..........................................     (148)      (141)      (292)      (273)
Selling, general and administrative expenses(1).............     (147)      (152)      (295)      (290)
Depreciation and amortization...............................     (137)      (125)      (262)      (245)
                                                              -------     ------     ------     ------
    Operating income........................................      247        243        491        461
Interest expense............................................     (105)       (97)      (219)      (190)
Other income, net...........................................       48         36         76         70
Income tax expense..........................................      (81)       (46)      (141)      (122)
Minority interests in earnings of subsidiaries..............       (7)       (10)       (14)       (18)
                                                              -------     ------     ------     ------
  Earnings before cumulative effect of accounting change....      102        126        193        201
Cumulative effect of accounting change, net of taxes........       --         --         --        (87)
                                                              -------     ------     ------     ------
    Net earnings............................................  $   102        126        193        114
                                                              =======     ======     ======     ======

------------------------

(1) Includes stock-based compensation of $9 million and $17 million for the three months ended June 30, 2007 and 2006, respectively; and $22 million and $44 million for the six months ended June 30, 2007 and 2006, respectively.

                       SUMMARY ATTRIBUTED FINANCIAL DATA

CAPITAL GROUP

                                                              JUNE 30,    DECEMBER 31,
                                                                2007          2006
                                                              ---------   -------------
                                                                 AMOUNTS IN MILLIONS
SUMMARY BALANCE SHEET DATA:
Current assets..............................................   $ 3,532        3,776
Cost investments............................................   $17,571       19,050
Equity investments..........................................   $   517          484
Total assets................................................   $28,138       27,849
Long-term debt, including current portion...................   $ 5,024        2,640
Deferred income tax liabilities.............................   $ 6,014        6,604
Attributed net assets.......................................   $12,709       13,072

                                                                 THREE MONTHS           SIX MONTHS
                                                                     ENDED                 ENDED
                                                                   JUNE 30,              JUNE 30,
                                                              -------------------   -------------------
                                                                2007       2006       2007       2006
                                                              --------   --------   --------   --------
                                                                         AMOUNTS IN MILLIONS
SUMMARY OPERATIONS DATA:
Revenue.....................................................   $ 402        310        754        603
Operating expenses..........................................    (286)      (220)      (526)      (433)
Selling, general and administrative expenses(1).............    (101)       (55)      (182)      (108)
Depreciation and amortization...............................     (35)       (21)       (61)       (42)
                                                               -----       ----      -----       ----
    Operating income (loss).................................     (20)        14        (15)        20
Interest expense............................................     (40)       (63)       (76)      (118)
Realized and unrealized gains (losses) on financial
  instruments, net..........................................    (247)       365         95        152
Gain on dispositions, net...................................     617        303        623        327
Other income, net...........................................      45         30        103         84
Income tax benefit (expense)................................     453       (294)       311       (118)
Minority interests in losses (earnings) of subsidiaries.....      (8)         1         (5)         3
                                                               -----       ----      -----       ----
  Earnings from continuing operations.......................     800        356      1,036        350
Earnings (loss) from discontinued operations, net of
  taxes.....................................................     107         (4)       149        (10)
Cumulative effect of accounting change, net of taxes........      --         --         --         (2)
                                                               -----       ----      -----       ----
    Net earnings............................................   $ 907        352      1,185        338
                                                               =====       ====      =====       ====

------------------------

(1) Includes stock-based compensation of $9 million and $4 million for the three months ended June 30, 2007 and 2006, respectively; and $18 million and $7 million for the six months ended June 30, 2007 and 2006, respectively.

                           BALANCE SHEET INFORMATION

                                 JUNE 30, 2007

                                  (UNAUDITED)

                                                       ATTRIBUTED (NOTE 1)
                                                     -----------------------
                                                     INTERACTIVE    CAPITAL                   CONSOLIDATED
                                                        GROUP        GROUP     ELIMINATIONS     LIBERTY
                                                     -----------   ---------   ------------   ------------
                                                                      AMOUNTS IN MILLIONS
ASSETS
Current assets:
  Cash and cash equivalents........................    $   806       2,388           --           3,194
  Trade and other receivables, net.................        840         343           --           1,183
  Inventory, net...................................        862          --           --             862
  Program rights...................................         --         564           --             564
  Financial instruments (note 2)...................         --         174           --             174
  Current deferred tax assets......................        116          --         (116)             --
  Other current assets.............................         59          63           --             122
                                                       -------      ------         ----          ------
    Total current assets...........................      2,683       3,532         (116)          6,099
                                                       -------      ------         ----          ------
Investments in available-for-sale securities and
  other cost investments...........................      2,606      17,571           --          20,177
Long-term financial instruments (note 2)...........         28       1,063           --           1,091
Investments in affiliates, accounted for using the
  equity method....................................      1,279         517           --           1,796
Investment in special purpose entity...............         --         750           --             750
Property and equipment, net........................      1,012         285           --           1,297
Goodwill...........................................      5,831       2,068           --           7,899
Trademarks.........................................      2,470          21           --           2,491
Intangible assets subject to amortization, net.....      3,600         398           --           3,998
Other assets, at cost, net of accumulated
  amortization.....................................         43       1,933           --           1,976
                                                       -------      ------         ----          ------
    Total assets...................................    $19,552      28,138         (116)         47,574
                                                       =======      ======         ====          ======
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable.................................    $   408          26           --             434
  Accrued interest.................................         98          43           --             141
  Other accrued liabilities........................        540         461           --           1,001
  Intergroup payable (receivable)..................          5          (5)          --              --
  Financial instruments (note 2)...................         --       1,365           --           1,365
  Current portion of debt (note 3).................         22         198           --             220
  Current deferred tax liabilities.................         --         293         (116)            177
  Other current liabilities........................         49          55           --             104
                                                       -------      ------         ----          ------
    Total current liabilities......................      1,122       2,436         (116)          3,442
                                                       -------      ------         ----          ------
Long-term debt (note 3)............................      6,819       4,826           --          11,645
Long-term financial instruments (note 2)...........         --         131           --             131
Deferred income tax liabilities (note 5)...........      2,961       6,014           --           8,975
Other liabilities..................................        252       1,213           --           1,465
                                                       -------      ------         ----          ------
    Total liabilities..............................     11,154      14,620         (116)         25,658
Minority interests in equity of subsidiaries.......         83         809           --             892
Equity/Attributed net assets.......................      8,315      12,709           --          21,024
                                                       -------      ------         ----          ------
    Total liabilities and equity...................    $19,552      28,138         (116)         47,574
                                                       =======      ======         ====          ======

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION

                        THREE MONTHS ENDED JUNE 30, 2007

                                  (UNAUDITED)

                                                                ATTRIBUTED (NOTE 1)
                                                              -----------------------
                                                              INTERACTIVE    CAPITAL    CONSOLIDATED
                                                                 GROUP        GROUP       LIBERTY
                                                              -----------   ---------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net retail sales..........................................     $1,791         --          1,791
  Communications and programming services...................         --        402            402
                                                                 ------       ----          -----
                                                                  1,791        402          2,193
                                                                 ------       ----          -----
Operating costs and expenses:
  Cost of sales.............................................      1,112         --          1,112
  Operating.................................................        148        286            434
  Selling, general and administrative (including stock-based compensation of $9 million and $9 million for
    Interactive Group and Capital Group, respectively
    (notes 1 and 4).........................................        147        101            248
  Depreciation and amortization.............................        137         35            172
                                                                 ------       ----          -----
                                                                  1,544        422          1,966
                                                                 ------       ----          -----
    Operating income (loss).................................        247        (20)           227

Other income (expense):
  Interest expense..........................................       (105)       (40)          (145)
  Dividend and interest income..............................         12         52             64
  Share of earnings (losses) of affiliates, net.............         24         (8)            16
  Realized and unrealized losses on financial instruments,
    net.....................................................         (4)      (247)          (251)
  Gains on dispositions, net................................         12        617            629
  Other, net................................................          4          1              5
                                                                 ------       ----          -----
                                                                    (57)       375            318
                                                                 ------       ----          -----
    Earnings from continuing operations before income taxes
      and minority interests................................        190        355            545
Income tax benefit (expense) (note 5).......................        (81)       453            372
Minority interests in earnings of subsidiaries..............         (7)        (8)           (15)
                                                                 ------       ----          -----
    Earnings from continuing operations.....................        102        800            902
Earnings from discontinued operations, net of taxes.........         --        107            107
                                                                 ------       ----          -----
    Net earnings............................................     $  102        907          1,009
                                                                 ------       ----          -----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................          9          2             11
  Unrealized holding losses arising during the period.......        (50)      (272)          (322)
  Recognition of previously unrealized gains on
    available-for-sale securities, net......................         --       (392)          (392)
                                                                 ------       ----          -----
      Other comprehensive loss..............................        (41)      (662)          (703)
                                                                 ------       ----          -----
        Comprehensive earnings..............................     $   61        245            306
                                                                 ======       ====          =====

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION

                        THREE MONTHS ENDED JUNE 30, 2006

                                  (UNAUDITED)

                                                                ATTRIBUTED (NOTE 1)
                                                              -----------------------
                                                              INTERACTIVE    CAPITAL    CONSOLIDATED
                                                                 GROUP        GROUP       LIBERTY
                                                              -----------   ---------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net retail sales..........................................     $1,715         --          1,715
  Communications and programming services...................         --        310            310
                                                                 ------       ----          -----
                                                                  1,715        310          2,025
                                                                 ------       ----          -----
Operating costs and expenses:
  Cost of sales.............................................      1,054         --          1,054
  Operating.................................................        141        220            361
  Selling, general and administrative (including stock-based compensation of $17 million and $4 million for
    Interactive Group and Capital Group, respectively)
    (notes 1 and 4).........................................        152         55            207
  Depreciation and amortization.............................        125         21            146
                                                                 ------       ----          -----
                                                                  1,472        296          1,768
                                                                 ------       ----          -----
    Operating income........................................        243         14            257

Other income (expense):
  Interest expense..........................................        (97)       (63)          (160)
  Dividend and interest income..............................         10         29             39
  Share of earnings of affiliates, net......................         17          4             21
  Realized and unrealized gains (losses) on financial
    instruments, net........................................         (3)       365            362
  Gains on dispositions of assets, net......................         --        303            303
  Other, net................................................         12         (3)             9
                                                                 ------       ----          -----
                                                                    (61)       635            574
                                                                 ------       ----          -----
    Earnings from continuing operations before income taxes
      and minority interests................................        182        649            831
Income tax expense (note 5).................................        (46)      (294)          (340)
Minority interests in losses (earnings) of subsidiaries.....        (10)         1             (9)
                                                                 ------       ----          -----
    Earnings from continuing operations.....................        126        356            482

Loss from discontinued operations, net of taxes.............         --         (4)            (4)
                                                                 ------       ----          -----
    Net earnings............................................     $  126        352            478
                                                                 ------       ----          -----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................         58         --             58
  Unrealized holding gains (losses) arising during the
    period..................................................       (141)       582            441
  Other comprehensive earnings from discontinued
    operations..............................................         --          1              1
                                                                 ------       ----          -----
      Other comprehensive earnings (loss)...................        (83)       583            500
                                                                 ------       ----          -----
        Comprehensive earnings..............................     $   43        935            978
                                                                 ======       ====          =====

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION

                         SIX MONTHS ENDED JUNE 30, 2007

                                  (UNAUDITED)

                                                                ATTRIBUTED (NOTE 1)
                                                              -----------------------
                                                              INTERACTIVE    CAPITAL    CONSOLIDATED
                                                                 GROUP        GROUP       LIBERTY
                                                              -----------   ---------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net retail sales..........................................     $3,562          --         3,562
  Communications and programming services...................         --         754           754
                                                                 ------       -----         -----
                                                                  3,562         754         4,316
                                                                 ------       -----         -----
Operating costs and expenses:
  Cost of sales.............................................      2,222          --         2,222
  Operating.................................................        292         526           818
  Selling, general and administrative (including stock-based compensation of $22 million and $18 million for
    Interactive Group and Capital Group, respectively
    (notes 1 and 4).........................................        295         182           477
  Depreciation and amortization.............................        262          61           323
                                                                 ------       -----         -----
                                                                  3,071         769         3,840
                                                                 ------       -----         -----
    Operating income (loss).................................        491         (15)          476

Other income (expense):
  Interest expense..........................................       (219)        (76)         (295)
  Dividend and interest income..............................         23         116           139
  Share of earnings (losses) of affiliates, net.............         39         (14)           25
  Realized and unrealized gains (losses) on financial
    instruments, net........................................         (2)         95            93
  Gains on dispositions, net................................         12         623           635
  Other, net................................................          4           1             5
                                                                 ------       -----         -----
                                                                   (143)        745           602
                                                                 ------       -----         -----
    Earnings from continuing operations before income taxes
      and minority interests................................        348         730         1,078
Income tax benefit (expense) (note 5).......................       (141)        311           170
Minority interests in earnings of subsidiaries..............        (14)         (5)          (19)
                                                                 ------       -----         -----
    Earnings from continuing operations.....................        193       1,036         1,229
Earnings from discontinued operations, net of taxes.........         --         149           149
                                                                 ------       -----         -----
    Net earnings............................................     $  193       1,185         1,378
                                                                 ------       -----         -----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................         21           1            22
  Unrealized holding losses arising during the period.......        (33)        (14)          (47)
  Recognition of previously unrealized gains on
    available-for-sale securities, net......................         --        (396)         (396)
                                                                 ------       -----         -----
      Other comprehensive loss..............................        (12)       (409)         (421)
                                                                 ------       -----         -----
        Comprehensive earnings..............................     $  181         776           957
                                                                 ======       =====         =====

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION

                         SIX MONTHS ENDED JUNE 30, 2006

                                  (UNAUDITED)

                                                                ATTRIBUTED (NOTE 1)
                                                              -----------------------
                                                              INTERACTIVE    CAPITAL    CONSOLIDATED
                                                                 GROUP        GROUP       LIBERTY
                                                              -----------   ---------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net retail sales..........................................     $3,323          --         3,323
  Communications and programming services...................         --         603           603
                                                                 ------       -----         -----
                                                                  3,323         603         3,926
                                                                 ------       -----         -----
Operating costs and expenses:
  Cost of sales.............................................      2,054          --         2,054
  Operating.................................................        273         433           706
  Selling, general and administrative (including stock-based compensation of $44 million and $7 million for
    Interactive Group and Capital Group, respectively)
    (notes 1 and 4).........................................        290         108           398
  Depreciation and amortization.............................        245          42           287
                                                                 ------       -----         -----
                                                                  2,862         583         3,445
                                                                 ------       -----         -----
    Operating income........................................        461          20           481

Other income (expense):
  Interest expense..........................................       (190)       (118)         (308)
  Dividend and interest income..............................         19          76            95
  Share of earnings of affiliates, net......................         21           8            29
  Realized and unrealized gains on financial instruments,
    net.....................................................         17         152           169
  Gains on dispositions of assets, net......................         --         327           327
  Other, net................................................         13          --            13
                                                                 ------       -----         -----
                                                                   (120)        445           325
                                                                 ------       -----         -----
    Earnings from continuing operations before income taxes
      and minority interests................................        341         465           806
Income tax expense (note 5).................................       (122)       (118)         (240)
Minority interests in losses (earnings) of subsidiaries.....        (18)          3           (15)
                                                                 ------       -----         -----
    Earnings from continuing operations.....................        201         350           551

Loss from discontinued operations, net of taxes.............         --         (10)          (10)
Cumulative effect of accounting change, net of taxes........        (87)         (2)          (89)
                                                                 ------       -----         -----
    Net earnings............................................     $  114         338           452
                                                                 ------       -----         -----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................         78          --            78
  Unrealized holding gains (losses) arising during the
    period..................................................        (81)        983           902
  Recognition of previously unrealized gains on
    available-for-sale securities, net......................         --         (15)          (15)
  Other comprehensive earnings from discontinued
    operations..............................................         --           1             1
                                                                 ------       -----         -----
      Other comprehensive earnings (loss)...................         (3)        969           966
                                                                 ------       -----         -----
        Comprehensive earnings..............................     $  111       1,307         1,418
                                                                 ======       =====         =====

                      STATEMENT OF CASH FLOWS INFORMATION

                         SIX MONTHS ENDED JUNE 30, 2007

                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Cash flows from operating activities:
  Net earnings..............................................     $ 193        1,185        1,378
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Earnings from discontinued operations...................        --         (149)        (149)
    Depreciation and amortization...........................       262           61          323
    Stock-based compensation................................        22           18           40
    Payments of stock-based compensation....................       (33)          (2)         (35)
    Noncash interest expense................................         2            4            6
    Share of losses (earnings) of affiliates, net...........       (39)          14          (25)
    Realized and unrealized gains on financial instruments,
      net...................................................         2          (95)         (93)
    Gains on disposition of assets, net.....................       (12)        (623)        (635)
    Minority interests in earnings of subsidiaries..........        14            5           19
    Intergroup tax payments.................................      (182)         182           --
    Other intergroup cash transfers, net....................       (13)          13           --
    Deferred income tax expense (benefit)...................       (46)        (201)        (247)
    Other noncash charges (credits), net....................        (4)          17           13
    Changes in operating assets and liabilities, net of the
      effects of acquisitions:
      Current assets........................................       138         (136)           2
      Payables and other current liabilities................       (79)          (2)         (81)
                                                                 -----       ------       ------
        Net cash provided by operating activities...........       225          291          516
                                                                 -----       ------       ------
Cash flows from investing activities:
  Cash proceeds from dispositions...........................        12          508          520
  Net payments for settlement of financial instruments......        --          (65)         (65)
  Cash paid for acquisitions, net of cash acquired..........      (120)          (6)        (126)
  Cash received in exchange transactions....................        --        1,154        1,154
  Capital expended for property and equipment...............      (167)         (12)        (179)
  Net purchases of short term investments...................        --         (191)        (191)
  Investments in and loans to cost and equity investees.....        --         (810)        (810)
  Net increase in restricted cash...........................        --         (734)        (734)
  Other investing activities, net...........................        (4)          23           19
                                                                 -----       ------       ------
        Net cash used by investing activities...............      (279)        (133)        (412)
                                                                 -----       ------       ------
Cash flows from financing activities:
  Borrowings of debt........................................       630          754        1,384
  Repayments of debt........................................      (180)        (156)        (336)
  Repurchases of Liberty common stock.......................      (531)      (1,305)      (1,836)
  Contribution from minority owner..........................        --          750          750
  Other financing activities, net...........................        (6)          25           19
                                                                 -----       ------       ------
        Net cash used by financing activities...............       (87)          68          (19)
                                                                 -----       ------       ------
Effect of foreign currency rates on cash....................         1           --            1
                                                                 -----       ------       ------
Net cash provided to discontinued operations:
  Cash provided by operating activities.....................        --            8            8
  Cash used by investing activities.........................        --           (9)          (9)
  Cash provided by financing activities.....................        --           --           --
  Change in available cash held by discontinued
    operations..............................................        --            2            2
                                                                 -----       ------       ------
        Net cash provided by discontinued operations........        --            1            1
                                                                 -----       ------       ------
        Net increase (decrease) in cash and cash
          equivalents.......................................      (140)         227           87
        Cash and cash equivalents at beginning of period....       946        2,161        3,107
                                                                 -----       ------       ------
        Cash and cash equivalents at end period.............     $ 806        2,388        3,194
                                                                 =====       ======       ======

                      STATEMENT OF CASH FLOWS INFORMATION

                         SIX MONTHS ENDED JUNE 30, 2006

                                  (UNAUDITED)

                                                                ATTRIBUTED (NOTE 1)
                                                              -----------------------
                                                              INTERACTIVE    CAPITAL    CONSOLIDATED
                                                                 GROUP        GROUP       LIBERTY
                                                              -----------   ---------   ------------
                                                                       AMOUNTS IN MILLIONS
Cash flows from operating activities:
  Net earnings..............................................     $ 114          338           452
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Loss from discontinued operations.......................        --           10            10
    Cumulative effect of accounting change..................        87            2            89
    Depreciation and amortization...........................       245           42           287
    Stock compensation......................................        44            7            51
    Payments of stock-based compensation....................        (1)          --            (1)
    Noncash interest expense................................         1           52            53
    Share of earnings of affiliates, net....................       (21)          (8)          (29)
    Realized and unrealized gains on financial instruments,
      net...................................................       (17)        (152)         (169)
    Gains on disposition of assets, net.....................        --         (327)         (327)
    Minority interests in earnings (losses) of
      subsidiaries..........................................        18           (3)           15
    Deferred income tax expense (benefit)...................       (83)         154            71
    Other noncash charges (credits), net....................       (13)          31            18
    Changes in operating assets and liabilities, net of the
      effect of acquisitions and dispositions:
      Current assets........................................        89          (60)           29
      Payables and other current liabilities................      (190)         135           (55)
                                                                 -----        -----         -----
        Net cash provided by operating activities...........       273          221           494
                                                                 -----        -----         -----
Cash flows from investing activities:
  Cash proceeds from dispositions...........................        --          920           920
  Net proceeds (payments) from settlement of financial
    instruments.............................................        --          200           200
  Cash paid for acquisitions, net of cash acquired..........      (431)        (170)         (601)
  Capital expended for property and equipment...............       (99)          (5)         (104)
  Net sales of short term investments.......................        23          (28)           (5)
  Repurchases of subsidiary common stock....................      (159)          --          (159)
  Investments in and loans to investees.....................        (2)        (138)         (140)
  Other investing activities, net...........................        (9)           9            --
                                                                 -----        -----         -----
        Net cash provided (used) by investing activities....      (677)         788           111
                                                                 -----        -----         -----
Cash flows from financing activities:
  Borrowings of debt........................................       400           --           400
  Repayments of debt........................................        (4)          (2)           (6)
  Repurchases of Liberty common stock.......................      (341)          --          (341)
  Intergroup cash transfers, net............................       236         (236)           --
  Other financing activities, net...........................        77          (40)           37
                                                                 -----        -----         -----
        Net cash provided (used) by financing activities....       368         (278)           90
                                                                 -----        -----         -----
Effect of foreign currency rates on cash....................        16           --            16
                                                                 -----        -----         -----
Net cash provided to discontinued operations:
  Cash provided by operating activities.....................        --           33            33
  Cash used by investing activities.........................        --          (42)          (42)
  Cash provided by financing activities.....................        --            3             3
  Change in available cash held by discontinued
    operations..............................................        --            2             2
                                                                 -----        -----         -----
        Net cash provided to discontinued operations........        --           (4)           (4)
                                                                 -----        -----         -----
        Net increase (decrease) in cash and cash
          equivalents.......................................       (20)         727           707
        Cash and cash equivalents at beginning of period....       945          951         1,896
                                                                 -----        -----         -----
        Cash and cash equivalents at end of period..........     $ 925        1,678         2,603
                                                                 =====        =====         =====

                   NOTES TO ATTRIBUTED FINANCIAL INFORMATION

                                  (UNAUDITED)

(1) The assets attributed to our Interactive Group as of June 30, 2007 include our consolidated subsidiaries QVC, Inc., Provide Commerce, Inc.,
    BuySeasons, Inc. and Backcountry.com, Inc., and our interests in IAC/InterActiveCorp, GSI Commerce, Inc. and Expedia, Inc. Accordingly, the accompanying attributed financial information for the Interactive Group includes our investments in IAC/InterActiveCorp, Expedia and GSI, as well as the assets, liabilities, revenue, expenses and cash flows of QVC, Provide, BuySeasons and Backcountry. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group and the Capital Group are described in note 3 below. In addition, we have allocated certain corporate general and administrative expenses between the Interactive Group and the Capital Group as described in note 4 below.

    The Interactive Group focuses on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

    The Capital Group consists of all of our businesses not included in the Interactive Group, including our consolidated subsidiaries Starz Entertainment, LLC, Starz Media, LLC, FUN Technologies, Inc., the Atlanta Braves, Leisure Arts, Inc., TruePosition, Inc. and WFRV and WJMN Television Station, Inc. and our cost and equity investments in GSN, LLC, WildBlue Communications, Inc. and others. Accordingly, the accompanying attributed financial information for the Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Interactive Group. See note 3 below for the debt obligations attributed to the Capital Group.

    Any businesses that we may acquire in the future that are not attributed to the Interactive Group will be attributed to the Capital Group.

    While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to transfer assets or businesses from one group to the other, such transfer would be made on a fair value basis and would be accounted for as a short-term loan unless our board of directors determines to account for it as a long-term loan or through an inter-group interest.

(2) Financial instruments attributed to the Interactive Group are comprised of QVC's interest rate swap agreements and total return bond swaps that are related to the parent company debt attributed to the Interactive Group.

                                  (UNAUDITED)

(3) Debt attributed to the Interactive Group and the Capital Group is comprised of the following:

                                                              JUNE 30, 2007
                                                          ----------------------
                                                          OUTSTANDING   CARRYING
                                                           PRINCIPAL     VALUE
                                                          -----------   --------
                                                           AMOUNTS IN MILLIONS
Interactive Group
  7.875% Senior Notes due 2009..........................    $   670         667
  7.75% Senior Notes due 2009...........................        233         234
  5.7% Senior Notes due 2013............................        802         801
  8.5% Senior Debentures due 2029.......................        500         495
  8.25% Senior Debentures due 2030......................        902         895
  QVC bank credit facilities............................      3,675       3,675
  Other subsidiary debt.................................         74          74
                                                            -------      ------
    Total Interactive Group debt........................      6,856       6,841
                                                            -------      ------
Capital Group
  0.75% Senior Exchangeable Debentures due 2023.........      1,750       2,148
  4% Senior Exchangeable Debentures due 2029............        869         578
  3.75% Senior Exchangeable Debentures due 2030.........        810         470
  3.5% Senior Exchangeable Debentures due 2031..........        503         504
  3.25% Senior Exchangeable Debentures due 2031.........        551         471
  Liberty bank facility.................................        750         750
  Subsidiary debt.......................................        103         103
                                                            -------      ------
    Total Capital Group debt............................      5,336       5,024
                                                            -------      ------
Total debt..............................................    $12,192      11,865
                                                            =======      ======

(4) Cash compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the estimated percentage of time spent providing services for each group. Stock-based compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the compensation derived from the equity awards for the respective tracking stock. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Capital Group to the Interactive Group for the six months ended June 30, 2007 and 2006 were $8 million and $7 million, respectively. While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(5) We have accounted for income taxes for the Interactive Group and the Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

(6) The Liberty Interactive Stock and the Liberty Capital Stock have voting and conversion rights under our amended charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if

                                  (UNAUDITED)

    issued, will be entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive Stock or the approval of the holders of only Series A and Series B Liberty
    Capital Stock.

    At the option of the holder, each share of Series B common stock is convertible into one share of Series A common stock of the same group. At the discretion of our board, Liberty Interactive Stock may be converted into Liberty Capital Stock at any time following the first anniversary of the restructuring. In addition, following certain group dispositions and subject to certain limitations, Liberty Capital Stock may be converted into Liberty Interactive Stock, and Liberty Interactive Stock may be converted into Liberty Capital Stock.